Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Fourth Quarter 2023

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Earnings Summary
Interest income - taxable equivalent	$1,764	$1,779	$1,751	$1,654	$1,565
Interest expense - taxable equivalent	520	475	358	224	151
Net interest income - taxable equivalent	1,244	1,304	1,393	1,430	1,414
Less: Taxable-equivalent adjustment	13	13	12	13	13
Net interest income	1,231	1,291	1,381	1,417	1,401
Provision for credit losses	155	145	118	135	112
Net interest income after provision for credit losses	1,076	1,146	1,263	1,282	1,289
Non-interest income	580	566	576	534	600
Non-interest expense	1,185	1,093	1,111	1,027	1,017
Income before income taxes	471	619	728	789	872
Income tax expense	80	129	147	177	187
Net income	$391	$490	$581	$612	$685
Net income available to common shareholders	$367	$465	$556	$588	$660

Weighted-average shares outstanding—during quarter:
Basic	931	939	939	935	934
Diluted	931	940	939	942	941

Earnings per common share - basic	$0.39	$0.49	$0.59	$0.63	$0.71
Earnings per common share - diluted	$0.39	$0.49	$0.59	$0.62	$0.70

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$98,379	$98,942	$99,191	$98,057	$97,009
Allowance for credit losses	(1,700)	(1,677)	(1,633)	(1,596)	(1,582)
Assets	152,194	153,624	155,656	154,135	155,220
Deposits	127,788	126,199	126,959	128,460	131,743
Long-term borrowings	2,330	4,290	4,293	2,307	2,284
Shareholders' equity	17,429	16,100	16,639	16,883	15,947
Average balances
Loans, net of unearned income	$98,293	$98,785	$98,581	$97,277	$95,752
Assets	151,738	153,484	153,774	153,082	155,668
Deposits	126,414	125,220	125,539	129,042	133,007
Long-term borrowings	3,627	4,295	3,517	2,286	2,275
Shareholders' equity	16,274	16,468	16,892	16,457	15,442

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Return on average assets* (1)	1.02%	1.26%	1.52%	1.62%	1.75%
Return on average common shareholders' equity*	9.95%	12.45%	14.65%	16.10%	19.01%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	16.57%	20.58%	23.82%	26.70%	33.20%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP)* (2)	11.45%	14.58%	18.14%	19.85%	22.91%
Efficiency ratio	65.0%	58.5%	56.4%	52.3%	50.5%
Adjusted efficiency ratio (non-GAAP) (2)	56.9%	58.2%	56.4%	52.2%	51.6%
Dividend payout ratio (3)	60.5%	48.5%	33.7%	31.8%	28.3%
Common book value per share	$17.07	$15.38	$15.95	$16.29	$15.29
Tangible common book value per share (non-GAAP) (2)	$10.77	$9.16	$9.72	$10.01	$9.00
Total equity to total assets	11.45%	10.48%	10.69%	10.95%	10.27%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	6.79%	5.82%	6.09%	6.31%	5.63%
Common equity (4)	$12,976	$13,056	$12,786	$12,420	$12,066
Total risk-weighted assets (4)	$126,826	$126,900	$126,947	$125,747	$125,752
Common equity Tier 1 ratio (4)	10.2%	10.3%	10.1%	9.9%	9.6%
Tier 1 capital ratio (4)	11.5%	11.6%	11.4%	11.2%	10.9%
Total risk-based capital ratio (4)	13.3%	13.4%	13.1%	12.9%	12.5%
Leverage ratio (4)	9.7%	9.7%	9.5%	9.3%	8.9%
Effective tax rate	17.0%	20.9%	20.2%	22.4%	21.5%
Allowance for credit losses as a percentage of loans, net of unearned income	1.73%	1.70%	1.65%	1.63%	1.63%
Allowance for credit losses to non-performing loans, excluding loans held for sale	211%	261%	332%	288%	317%
Net interest margin (FTE)*	3.60%	3.73%	4.04%	4.22%	3.99%
Loans, net of unearned income, to total deposits	77.0%	78.4%	78.1%	76.3%	73.6%
Net charge-offs as a percentage of average loans*	0.54%	0.40%	0.33%	0.35%	0.29%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) * (2)	0.39%	0.40%	0.33%	0.35%	0.29%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.82%	0.65%	0.50%	0.56%	0.52%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.84%	0.67%	0.51%	0.58%	0.53%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	1.01%	0.81%	0.64%	0.71%	0.75%
Associate headcount—full-time equivalent	20,101	20,257	20,349	20,113	20,073
ATMs	2,023	2,022	2,025	2,034	2,039
Branch Statistics
Full service	1,242	1,243	1,245	1,251	1,252
Drive-through/transaction service only	29	29	31	34	34
Total branch outlets	1,271	1,272	1,276	1,285	1,286

	Year Ended December 31
	2023	2022
Return on average assets (1)	1.36%	1.41%
Return on average common shareholders' equity	13.29%	14.46%
Return on average tangible common shareholders’ equity (non-GAAP) (2)	21.93%	24.05%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP) (2)	15.91%	19.61%
Efficiency ratio	57.9%	56.0%
Adjusted efficiency ratio (non-GAAP) (2)	55.9%	53.9%
Dividend payout ratio (3)	41.6%	32.2%
Effective tax rate	20.5%	22.0%
Net interest margin (FTE)	3.90%	3.36%
Net charge-offs as a percentage of average loans	0.40%	0.29%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) (2)	0.37%	0.22%
*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 13, 17, 18, 19 and 22.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 24 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Assets:
Cash and due from banks	$2,635	$1,554	$2,480	$2,395	$1,997
Interest-bearing deposits in other banks	4,166	7,462	7,406	6,438	9,230
Debt securities held to maturity	754	763	777	790	801
Debt securities available for sale	28,104	26,228	27,296	28,230	27,933
Loans held for sale	400	459	554	564	354
Loans, net of unearned income	98,379	98,942	99,191	98,057	97,009
Allowance for loan losses	(1,576)	(1,547)	(1,513)	(1,472)	(1,464)
Net loans	96,803	97,395	97,678	96,585	95,545
Other earning assets	1,417	1,552	1,563	1,335	1,308
Premises and equipment, net	1,642	1,616	1,622	1,705	1,718
Interest receivable	614	625	575	538	511
Goodwill	5,733	5,733	5,733	5,733	5,733
Residential mortgage servicing rights at fair value (MSRs)	906	932	801	790	812
Other identifiable intangible assets, net	205	216	226	238	249
Other assets	8,815	9,089	8,945	8,794	9,029
Total assets	$152,194	$153,624	$155,656	$154,135	$155,220
Liabilities and Equity:
Deposits:
Non-interest-bearing	$42,368	$44,640	$46,898	$49,647	$51,348
Interest-bearing	85,420	81,559	80,061	78,813	80,395
Total deposits	127,788	126,199	126,959	128,460	131,743
Borrowed funds:
Short-term borrowings	—	2,000	3,000	2,000	—
Long-term borrowings	2,330	4,290	4,293	2,307	2,284
Other liabilities	4,583	5,010	4,743	4,466	5,242
Total liabilities	134,701	137,499	138,995	137,233	139,269
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,757	11,996	11,979	11,996	11,988
Retained earnings	8,186	8,042	7,802	7,433	7,004
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	(2,812)	(4,236)	(3,440)	(2,844)	(3,343)
Total shareholders’ equity	17,429	16,100	16,639	16,883	15,947
Noncontrolling interest	64	25	22	19	4
Total equity	17,493	16,125	16,661	16,902	15,951
Total liabilities and equity	$152,194	$153,624	$155,656	$154,135	$155,220

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
End of Period Loans

	As of
						12/31/2023		12/31/2023
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	vs. 9/30/2023		vs. 12/31/2022
Commercial and industrial	$50,865	$51,604	$52,300	$51,811	$50,905	$(739)	(1.4)%	$(40)	(0.1)%
Commercial real estate mortgage—owner-occupied	4,887	4,833	4,797	4,938	5,103	54	1.1%	(216)	(4.2)%
Commercial real estate construction—owner-occupied	281	270	292	306	298	11	4.1%	(17)	(5.7)%
Total commercial	56,033	56,707	57,389	57,055	56,306	(674)	(1.2)%	(273)	(0.5)%
Commercial investor real estate mortgage	6,605	6,436	6,500	6,392	6,393	169	2.6%	212	3.3%
Commercial investor real estate construction	2,245	2,301	2,132	2,040	1,986	(56)	(2.4)%	259	13.0%
Total investor real estate	8,850	8,737	8,632	8,432	8,379	113	1.3%	471	5.6%
Total business	64,883	65,444	66,021	65,487	64,685	(561)	(0.9)%	198	0.3%
Residential first mortgage	20,207	20,059	19,755	19,172	18,810	148	0.7%	1,397	7.4%
Home equity—lines of credit (1)	3,221	3,240	3,313	3,397	3,510	(19)	(0.6)%	(289)	(8.2)%
Home equity—closed-end (2)	2,439	2,428	2,425	2,446	2,489	11	0.5%	(50)	(2.0)%
Consumer credit card	1,341	1,261	1,231	1,219	1,248	80	6.3%	93	7.5%
Other consumer—exit portfolios (3)	43	356	416	488	570	(313)	(87.9)%	(527)	(92.5)%
Other consumer	6,245	6,154	6,030	5,848	5,697	91	1.5%	548	9.6%
Total consumer	33,496	33,498	33,170	32,570	32,324	(2)	—%	1,172	3.6%
Total Loans	$98,379	$98,942	$99,191	$98,057	$97,009	$(563)	(0.6)%	$1,370	1.4%
______
(1)     The balance of Regions' home equity lines of credit consists of $1,587 million of first lien and $1,634 million of second lien at 12/31/2023.
(2)    The balance of Regions' closed-end home equity loans consists of $2,067 million of first lien and $372 million of second lien at 12/31/2023.
(3)    Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

	As of
End of Period Loans by Percentage	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Commercial and industrial	51.7%	52.2%	52.7%	52.8%	52.5%
Commercial real estate mortgage—owner-occupied	5.0%	5.0%	4.9%	5.0%	5.3%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.3%
Total commercial	57.0%	57.5%	57.9%	58.1%	58.1%
Commercial investor real estate mortgage	6.7%	6.5%	6.6%	6.5%	6.6%
Commercial investor real estate construction	2.3%	2.3%	2.1%	2.1%	2.0%
Total investor real estate	9.0%	8.8%	8.7%	8.6%	8.6%
Total business	66.0%	66.3%	66.6%	66.7%	66.7%
Residential first mortgage	20.5%	20.3%	19.9%	19.6%	19.4%
Home equity—lines of credit	3.3%	3.3%	3.3%	3.5%	3.6%
Home equity—closed-end	2.5%	2.5%	2.4%	2.5%	2.6%
Consumer credit card	1.4%	1.3%	1.2%	1.2%	1.3%
Other consumer—exit portfolios	—%	0.4%	0.4%	0.5%	0.6%
Other consumer	6.3%	5.9%	6.2%	6.0%	5.8%
Total consumer	34.0%	33.7%	33.4%	33.3%	33.3%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	4Q23	3Q23	2Q23	1Q23	4Q22	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Commercial and industrial	$50,939	$51,721	$52,039	$51,158	$50,135	$(782)	(1.5)%	$804	1.6%
Commercial real estate mortgage—owner-occupied	4,864	4,824	4,905	5,013	5,073	40	0.8%	(209)	(4.1)%
Commercial real estate construction—owner-occupied	272	276	292	292	289	(4)	(1.4)%	(17)	(5.9)%
Total commercial	56,075	56,821	57,236	56,463	55,497	(746)	(1.3)%	578	1.0%
Commercial investor real estate mortgage	6,574	6,333	6,459	6,444	6,406	241	3.8%	168	2.6%
Commercial investor real estate construction	2,198	2,284	2,023	1,960	1,884	(86)	(3.8)%	314	16.7%
Total investor real estate	8,772	8,617	8,482	8,404	8,290	155	1.8%	482	5.8%
Total business	64,847	65,438	65,718	64,867	63,787	(591)	(0.9)%	1,060	1.7%
Residential first mortgage	20,132	19,914	19,427	18,957	18,595	218	1.1%	1,537	8.3%
Home equity—lines of credit	3,231	3,270	3,354	3,460	3,520	(39)	(1.2)%	(289)	(8.2)%
Home equity—closed-end	2,432	2,418	2,431	2,461	2,497	14	0.6%	(65)	(2.6)%
Consumer credit card	1,295	1,245	1,217	1,214	1,207	50	4.0%	88	7.3%
Other consumer—exit portfolios (1)	110	384	450	527	613	(274)	(71.4)%	(503)	(82.1)%
Other consumer	6,246	6,116	5,984	5,791	5,533	130	2.1%	713	12.9%
Total consumer	33,446	33,347	32,863	32,410	31,965	99	0.3%	1,481	4.6%
Total Loans	$98,293	$98,785	$98,581	$97,277	$95,752	$(492)	(0.5)%	$2,541	2.7%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2023	2022	2023 vs. 2022
Commercial and industrial	$51,465	$47,468	$3,997	8.4%
Commercial real estate mortgage—owner-occupied	4,900	5,170	(270)	(5.2)%
Commercial real estate construction—owner-occupied	283	276	7	2.5%
Total commercial	56,648	52,914	3,734	7.1%
Commercial investor real estate mortgage	6,453	5,952	501	8.4%
Commercial investor real estate construction	2,117	1,722	395	22.9%
Total investor real estate	8,570	7,674	896	11.7%
Total business	65,218	60,588	4,630	7.6%
Residential first mortgage	19,612	17,950	1,662	9.3%
Home equity—lines of credit	3,328	3,572	(244)	(6.8)%
Home equity—closed-end	2,435	2,506	(71)	(2.8)%
Consumer credit card	1,243	1,168	75	6.4%
Other consumer—exit portfolios (1)	367	787	(420)	(53.4)%
Other consumer	6,036	5,711	325	5.7%
Total consumer	33,021	31,694	1,327	4.2%
Total Loans	$98,239	$92,282	$5,957	6.5%
_____
NM - Not meaningful.
(1)Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
End of Period Deposits

	As of
						12/31/2023		12/31/2023
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	vs. 9/30/2023		vs. 12/31/2022
Interest-free deposits	$42,368	$44,640	$46,898	$49,647	$51,348	$(2,272)	(5.1)%	$(8,980)	(17.5)%
Interest-bearing checking	24,480	22,428	22,892	24,066	25,676	2,052	9.1%	(1,196)	(4.7)%
Savings	12,604	13,292	14,217	15,286	15,662	(688)	(5.2)%	(3,058)	(19.5)%
Money market—domestic	33,364	32,646	32,230	31,688	33,285	718	2.2%	79	0.2%
Time deposits	14,972	13,193	10,722	7,773	5,772	1,779	13.5%	9,200	159.4%
Total Deposits	$127,788	$126,199	$126,959	$128,460	$131,743	$1,589	1.3%	$(3,955)	(3.0)%

	As of
						12/31/2023		12/31/2023
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	vs. 9/30/2023		vs. 12/31/2022
Consumer Bank Segment	$80,031	$80,980	$81,554	$83,296	$83,487	$(949)	(1.2)%	$(3,456)	(4.1)%
Corporate Bank Segment	36,883	34,650	35,332	35,185	37,145	2,233	6.4%	(262)	(0.7)%
Wealth Management Segment	7,694	7,791	7,176	7,941	9,111	(97)	(1.2)%	(1,417)	(15.6)%
Other (1)(2)	3,180	2,778	2,897	2,038	2,000	402	14.5%	1,180	59.0%
Total Deposits	$127,788	$126,199	$126,959	$128,460	$131,743	$1,589	1.3%	$(3,955)	(3.0)%

	As of
						12/31/2023		12/31/2023
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	vs. 9/30/2023		vs. 12/31/2022
Wealth Management - Private Wealth	$6,719	$6,706	$6,552	$7,238	$8,196	$13	0.2%	$(1,477)	(18.0)%
Wealth Management - Institutional Services	975	1,085	624	703	915	(110)	(10.1)%	60	6.6%
Total Wealth Management Segment Deposits	$7,694	$7,791	$7,176	$7,941	$9,111	$(97)	(1.2)%	$(1,417)	(15.6)%

	As of
End of Period Deposits by Percentage	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Interest-free deposits	33.2%	35.4%	36.9%	38.6%	39.0%
Interest-bearing checking	19.2%	17.8%	18.0%	18.7%	19.5%
Savings	9.9%	10.5%	11.2%	11.9%	11.9%
Money market—domestic	26.1%	25.9%	25.4%	24.7%	25.3%
Time deposits	11.6%	10.4%	8.5%	6.1%	4.3%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and included additional wholesale funding arrangements in the second quarter of 2023.
(2)Includes brokered deposits totaling $2.4 billion at 12/31/2023, $1.9 billion at 9/30/2023, $2.0 billion at 6/30/2023, $1.1 billion at 3/31/2023 and $1.2 billion at 12/31/2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	4Q23	3Q23	2Q23	1Q23	4Q22	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Interest-free deposits	$43,167	$44,748	$47,178	$49,592	$53,107	$(1,581)	(3.5)%	$(9,940)	(18.7)%
Interest-bearing checking	23,128	22,499	22,979	24,697	25,379	629	2.8%	(2,251)	(8.9)%
Savings	12,858	13,715	14,701	15,418	15,840	(857)	(6.2)%	(2,982)	(18.8)%
Money market—domestic	33,216	32,146	31,567	32,522	33,219	1,070	3.3%	(3)	—%
Time deposits	14,045	12,112	9,114	6,813	5,462	1,933	16.0%	8,583	157.1%
Total Deposits	$126,414	$125,220	$125,539	$129,042	$133,007	$1,194	1.0%	(6,593)	(5.0)%

	Average Balances
($ amounts in millions)	4Q23	3Q23	2Q23	1Q23	4Q22	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Consumer Bank Segment	$79,384	$80,036	$80,999	$82,200	$83,555	$(652)	(0.8)%	$(4,171)	(5.0)%
Corporate Bank Segment	36,291	34,924	34,860	36,273	38,176	1,367	3.9%	(1,885)	(4.9)%
Wealth Management Segment	7,690	7,451	7,470	8,463	9,065	239	3.2%	(1,375)	(15.2)%
Other (1)	3,049	2,809	2,210	2,106	2,211	240	8.5%	838	37.9%
Total Deposits	$126,414	$125,220	$125,539	$129,042	$133,007	$1,194	1.0%	$(6,593)	(5.0)%

	Average Balances
($ amounts in millions)	4Q23	3Q23	2Q23	1Q23	4Q22	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Wealth Management - Private Wealth	$6,677	$6,701	$6,855	$7,785	$8,367	$(24)	(0.4)%	$(1,690)	(20.2)%
Wealth Management - Institutional Services	1,013	750	615	678	698	263	35.1%	315	45.1%
Total Wealth Management Segment Deposits	$7,690	$7,451	$7,470	$8,463	$9,065	$239	3.2%	$(1,375)	(15.2)%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2023	2022	2023 vs. 2022
Interest-free deposits	$46,150	$56,469	$(10,319)	(18.3)%
Interest-bearing checking	23,319	26,830	(3,511)	(13.1)%
Savings	14,165	15,940	(1,775)	(11.1)%
Money market—domestic	32,364	31,876	488	1.5%
Time deposits	10,545	5,578	4,967	89.0%
Total Deposits	$126,543	$136,693	$(10,150)	(7.4)%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2023	2022	2023 vs. 2022
Consumer Bank Segment	$80,659	$84,146	$(3,487)	(4.1)%
Corporate Bank Segment	35,585	40,396	(4,811)	(11.9)%
Wealth Management Segment	7,766	9,764	(1,998)	(20.5)%
Other (1)	2,533	2,387	146	6.1%
Total Deposits	$126,543	$136,693	$(10,150)	(7.4)%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2023	2022	2023 vs. 2022
Wealth Management - Private Wealth	$7,001	$9,029	$(2,028)	(22.5)%
Wealth Management - Institutional Services	765	735	30	4.1%
Total Wealth Management Segment Deposits	$7,766	$9,764	$(1,998)	(20.5)%
________
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and included additional wholesale funding arrangements in the second quarter of 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Interest income on:
Loans, including fees	$1,457	$1,462	$1,454	$1,360	$1,208
Debt securities	192	185	185	187	222
Loans held for sale	9	14	10	7	9
Other earning assets	93	105	90	87	113
Total interest income	1,751	1,766	1,739	1,641	1,552
Interest expense on:
Deposits	449	367	260	179	114
Short-term borrowings	10	39	42	5	—
Long-term borrowings	61	69	56	40	37
Total interest expense	520	475	358	224	151
Net interest income	1,231	1,291	1,381	1,417	1,401
Provision for credit losses	155	145	118	135	112
Net interest income after provision for credit losses	1,076	1,146	1,263	1,282	1,289
Non-interest income:
Service charges on deposit accounts	143	142	152	155	152
Card and ATM fees	127	126	130	121	130
Wealth management income	117	112	110	112	108
Capital markets income	48	64	68	42	61
Mortgage income	31	28	26	24	24
Securities gains (losses), net	(2)	(1)	—	(2)	—
Other	116	95	90	82	125
Total non-interest income	580	566	576	534	600
Non-interest expense:
Salaries and employee benefits	608	589	603	616	604
Equipment and software expense	102	107	101	102	102
Net occupancy expense	71	72	73	73	74
Other	404	325	334	236	237
Total non-interest expense	1,185	1,093	1,111	1,027	1,017
Income before income taxes	471	619	728	789	872
Income tax expense	80	129	147	177	187
Net income	$391	$490	$581	$612	$685
Net income available to common shareholders	$367	$465	$556	$588	$660
Weighted-average shares outstanding—during quarter:
Basic	931	939	939	935	934
Diluted	931	940	939	942	941
Actual shares outstanding—end of quarter	924	939	939	935	934
Earnings per common share: (1)
Basic	$0.39	$0.49	$0.59	$0.63	$0.71
Diluted	$0.39	$0.49	$0.59	$0.62	$0.70
Taxable-equivalent net interest income	$1,244	$1,304	$1,393	$1,430	$1,414
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Twelve Months Ended December 31
($ amounts in millions, except per share data)	2023	2022
Interest income on:
Loans, including fees	$5,733	$4,088
Debt securities	749	688
Loans held for sale	40	36
Other earning assets	375	290
Total interest income	6,897	5,102
Interest expense on:
Deposits	1,255	197
Short-term borrowings	96	—
Long-term borrowings	226	119
Total interest expense	1,577	316
Net interest income	5,320	4,786
Provision for credit losses	553	271
Net interest income after provision for credit losses	4,767	4,515
Non-interest income:
Service charges on deposit accounts	592	641
Card and ATM fees	504	513
Wealth management income	451	419
Capital markets income	222	339
Mortgage income	109	156
Securities gains (losses), net	(5)	(1)
Other	383	362
Total non-interest income	2,256	2,429
Non-interest expense:
Salaries and employee benefits	2,416	2,318
Equipment and software expense	412	392
Net occupancy expense	289	300
Other	1,299	1,058
Total non-interest expense	4,416	4,068
Income before income taxes	2,607	2,876
Income tax expense	533	631
Net income	$2,074	$2,245
Net income available to common shareholders	$1,976	$2,146
Weighted-average shares outstanding—during year:
Basic	936	935
Diluted	938	942
Actual shares outstanding—end of period	924	934
Earnings per common share:
Basic	$2.11	$2.29
Diluted	$2.11	$2.28
Taxable-equivalent net interest income	$5,371	$4,833

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	12/31/2023			9/30/2023
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.44%	$1	$—	5.32%
Debt securities (2)(3)	31,144	192	2.47	31,106	185	2.38
Loans held for sale	459	9	8.15	910	14	5.99
Loans, net of unearned income:
Commercial and industrial (4)	50,939	784	6.08	51,721	804	6.14
Commercial real estate mortgage—owner-occupied (5)	4,864	58	4.68	4,824	58	4.72
Commercial real estate construction—owner-occupied	272	4	5.77	276	4	5.74
Commercial investor real estate mortgage	6,574	119	7.09	6,333	113	6.95
Commercial investor real estate construction	2,198	45	7.97	2,284	46	7.84
Residential first mortgage	20,132	187	3.72	19,914	179	3.59
Home equity	5,663	96	6.82	5,688	94	6.63
Consumer credit card	1,295	50	15.29	1,245	48	15.57
Other consumer—exit portfolios	110	1	1.09	384	6	6.35
Other consumer	6,246	126	7.95	6,116	123	7.93
Total loans, net of unearned income	98,293	1,470	5.92	98,785	1,475	5.91
Interest-bearing deposits in other banks	5,753	80	5.56	6,374	90	5.56
Other earning assets	1,336	13	3.66	1,465	15	4.09
Total earning assets	136,986	1,764	5.10	138,641	1,779	5.08
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,788)			(3,626)
Allowance for loan losses	(1,540)			(1,526)
Cash and due from banks	2,242			2,165
Other non-earning assets	17,838			17,830
	$151,738			$153,484
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,858	3	0.11	$13,715	4	0.12
Interest-bearing checking	23,128	91	1.56	22,499	74	1.31
Money market	33,216	215	2.57	32,146	179	2.20
Time deposits	14,045	140	3.95	12,112	110	3.59
Total interest-bearing deposits (6)	83,247	449	2.14	80,472	367	1.81
Federal funds purchased and securities sold under agreements to repurchase	27	1	5.51	8	—	5.46
Short-term borrowings	652	9	5.58	2,794	39	5.48
Long-term borrowings	3,627	61	6.57	4,295	69	6.31
Total interest-bearing liabilities	87,553	520	2.36	87,569	475	2.15
Non-interest-bearing deposits (6)	43,167	—	—	44,748	—	—
Total funding sources	130,720	520	1.58	132,317	475	1.42
Net interest spread (2)			2.75			2.93
Other liabilities	4,717			4,677
Shareholders’ equity	16,274			16,468
Noncontrolling interest	27			22
	$151,738			$153,484
Net interest income/margin FTE basis (2)		$1,244	3.60%		$1,304	3.73%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging expense of $1 million for the quarter ended December 31, 2023.
(4) Interest income includes hedging expense of $95 million for the quarter ended December 31, 2023 and $73 million for the quarter ended September 30, 2023.
(5) Interest income includes hedging expense of $12 million for the quarter ended December 31, 2023 and $9 million for the quarter ended September 30, 2023.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.41% for the quarter ended December 31, 2023 and 1.16% for the quarter ended September 30, 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	6/30/2023			3/31/2023			12/31/2022
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.02%	$—	$—	—%	$1	$—	3.56%
Debt securities (2)(3)	31,588	185	2.35	32,044	187	2.33	32,213	222	2.75
Loans held for sale	539	10	7.11	389	7	7.23	537	9	6.53
Loans, net of unearned income:
Commercial and industrial (4)	52,039	820	6.29	51,158	763	6.02	50,135	647	5.10
Commercial real estate mortgage—owner-occupied (5)	4,905	64	5.13	5,013	61	4.88	5,073	55	4.27
Commercial real estate construction—owner-occupied	292	4	5.73	292	4	5.26	289	4	4.96
Commercial investor real estate mortgage	6,459	110	6.74	6,444	100	6.23	6,406	89	5.43
Commercial investor real estate construction	2,023	38	7.55	1,960	35	7.09	1,884	30	6.24
Residential first mortgage	19,427	169	3.48	18,957	161	3.40	18,595	155	3.33
Home equity	5,785	90	6.22	5,921	88	5.93	6,017	81	5.31
Consumer credit card	1,217	46	15.10	1,214	45	14.93	1,207	44	14.34
Other consumer—exit portfolios	450	7	6.31	527	8	6.20	613	9	6.07
Other consumer	5,984	118	7.91	5,791	108	7.56	5,533	107	7.77
Total loans, net of unearned income	98,581	1,466	5.94	97,277	1,373	5.68	95,752	1,221	5.05
Interest-bearing deposits in other banks	6,111	79	5.21	6,508	72	4.49	10,600	100	3.74
Other earning assets	1,411	11	3.05	1,340	15	4.70	1,380	13	3.76
Total earning assets	138,231	1,751	5.06	137,558	1,654	4.84	140,483	1,565	4.42
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,064)			(3,081)			(3,582)
Allowance for loan losses	(1,497)			(1,427)			(1,447)
Cash and due from banks	2,320			2,360			2,406
Other non-earning assets	17,784			17,672			17,808
	$153,774			$153,082			$155,668
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$14,701	5	0.12	$15,418	4	0.11	$15,840	4	0.10
Interest-bearing checking	22,979	63	1.09	24,697	54	0.89	25,379	42	0.65
Money market	31,567	130	1.66	32,522	91	1.13	33,219	57	0.69
Time deposits	9,114	62	2.74	6,813	30	1.80	5,462	11	0.80
Total interest-bearing deposits (6)	78,361	260	1.33	79,450	179	0.91	79,900	114	0.57
Federal funds purchased and securities sold under agreements to repurchase	17	—	5.23	—	—	—	39	—	3.73
Short-term borrowings	3,242	42	5.06	400	5	4.92	—	—	—
Long-term borrowings	3,517	56	6.42	2,286	40	6.91	2,275	37	6.38
Total interest-bearing liabilities	85,137	358	1.69	82,136	224	1.10	82,214	151	0.73
Non-interest-bearing deposits (6)	47,178	—	—	49,592	—	—	53,107	—	—
Total funding sources	132,315	358	1.08	131,728	224	0.69	135,321	151	0.44
Net interest spread (2)			3.37			3.73			3.69
Other liabilities	4,548			4,891			4,904
Shareholders’ equity	16,892			16,457			15,442
Noncontrolling interest	19			6			1
	$153,774			$153,082			$155,668
Net interest income/margin FTE basis (2)		$1,393	4.04%		$1,430	4.22%		$1,414	3.99%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $40 million for the quarter ended December 31, 2022. Hedging income for the quarter ended December 31, 2022 reflects strategies designed to accelerate hedge notional maturities through the use of pay-fixed swaps. Benefits migrated from securities to loans in the first quarter of 2023.
(4) Interest income includes hedging expense of $29 million for the quarter ended June 30, 2023, $13 million for the quarter ended March 31, 2023, and $43 million for the quarter ended December 31, 2022.
(5) Interest income includes hedging expense of $3 million for the quarter ended June 30, 2023, $2 million for the quarter ended March 31, 2023, and $5 million for the quarter ended December 31, 2022.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.83% for the quarter ended June 30, 2023, 0.56% for the quarter ended March 31, 2023 and 0.34% for the quarter ended December 31, 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Twelve Months Ended December 31
	2023			2022
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Debt securities (2)(3)	$31,467	$749	2.38%	$31,281	$688	2.20%
Loans held for sale	575	40	6.89	640	36	5.63
Loans, net of unearned income:
Commercial and industrial (4)	51,465	3,171	6.14	47,468	2,123	4.45
Commercial real estate mortgage—owner-occupied (5)	4,900	241	4.85	5,170	224	4.28
Commercial real estate construction—owner-occupied	283	16	5.62	276	12	4.33
Commercial investor real estate mortgage	6,453	442	6.76	5,952	222	3.67
Commercial investor real estate construction	2,117	164	7.63	1,722	77	4.40
Residential first mortgage	19,612	696	3.55	17,950	574	3.20
Home equity	5,763	368	6.39	6,078	260	4.27
Consumer credit card	1,243	189	15.23	1,168	155	13.27
Other consumer—exit portfolios	367	22	5.89	787	46	5.88
Other consumer	6,036	475	7.84	5,711	442	7.75
Total loans, net of unearned income	98,239	5,784	5.86	92,282	4,135	4.46
Interest-bearing deposits in other banks	6,185	321	5.19	18,396	239	1.30
Other earning assets	1,389	54	3.87	1,379	51	3.69
Total earning assets	137,855	6,948	5.02	143,978	5,149	3.56
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,392)			(2,166)
Allowance for loan losses	(1,498)			(1,442)
Cash and due from banks	2,271			2,321
Other non-earning assets	17,781			16,701
	$153,017			$159,392
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$14,165	16	0.12	$15,940	19	0.12
Interest-bearing checking	23,319	282	1.21	26,830	72	0.27
Money market	32,364	615	1.90	31,876	80	0.25
Time deposits	10,545	342	3.24	5,578	26	0.47
Total interest-bearing deposits (6)	80,393	1,255	1.56	80,224	197	0.25
Federal funds purchased and securities sold under agreements to repurchase	13	1	5.41	10	—	3.73
Short-term borrowings	1,776	95	5.26	—	—	—
Long-term borrowings	3,437	226	6.51	2,328	119	5.08
Total interest-bearing liabilities	85,619	1,577	1.84	82,562	316	0.38
Non-interest-bearing deposits (6)	46,150	—	—	56,469	—	—
Total funding sources	131,769	1,577	1.19	139,031	316	0.23
Net interest spread (2)			3.18			3.18
Other liabilities	4,708			3,858
Shareholders’ equity	16,522			16,503
Noncontrolling interest	18			—
	$153,017			$159,392
Net interest income/margin FTE basis (2)		$5,371	3.90%		$4,833	3.36%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedging expense of $1 million for the year ended December 31, 2023 and hedging income of $41 million for the year ended December 31, 2022. Hedging income for the year ended December 31, 2022 reflects strategies designed to accelerate hedge notional maturities through the use of pay fixed swaps. Benefits migrated to cash flow hedges from loans in the first quarter of 2023.
(4) Interest income includes hedging expense of $210 million and and income of $125 million for the years ended December 31, 2023 and 2022, respectively.
(5) Interest income includes hedging expense of $26 million and and income of $15 million for the years ended December 31, 2023 and 2022, respectively.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.99% and 0.14% for the years ended December 31, 2023 and 2022, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Net income available to common shareholders (GAAP)	$367	$465	$556	$588	$660	$(98)	(21.1)%	$(293)	(44.4)%
Preferred dividends (GAAP)	24	25	25	24	25	(1)	(4.0)%	(1)	(4.0)%
Income tax expense (GAAP)	80	129	147	177	187	(49)	(38.0)%	(107)	(57.2)%
Income before income taxes (GAAP)	471	619	728	789	872	(148)	(23.9)%	(401)	(46.0)%
Provision for credit losses (GAAP)	155	145	118	135	112	10	6.9%	43	38.4%
Pre-tax pre-provision income (non-GAAP)	626	764	846	924	984	(138)	(18.1)%	(358)	(36.4)%
Other adjustments:
Securities (gains) losses, net	2	1	—	2	—	1	100.0%	2	NM
Leveraged lease termination gains, net	(1)	—	—	(1)	—	(1)	NM	(1)	NM
Insurance proceeds (1)	—	—	—	—	(50)	—	NM	50	100.0%
FDIC insurance special assessment	119	—	—	—	—	119	NM	119	NM
Salaries and employee benefits—severance charges	28	3	—	—	—	25	NM	28	NM
Branch consolidation, property and equipment charges	3	1	1	2	5	2	200.0%	(2)	(40.0)%
Early extinguishment of debt	(4)	—	—	—	—	(4)	NM	(4)	NM
Professional, legal and regulatory expenses (1)	1	—	—	—	—	1	NM	1	NM
Total other adjustments	148	5	1	3	(45)	143	NM	193	428.9%
Adjusted pre-tax pre-provision income (non-GAAP)	$774	$769	$847	$927	$939	$5	0.7%	$(165)	(17.6)%

	Year Ended
($ amounts in millions)	2023	2022	2023 vs. 2022
Net income available to common shareholders (GAAP)	$1,976	$2,146	$(170)	(7.9)%
Preferred dividends (GAAP)	98	99	(1)	(1.0)%
Income tax expense (GAAP)	533	631	(98)	(15.5)%
Income before income taxes (GAAP)	2,607	2,876	(269)	(9.4)%
Provision for credit losses (GAAP)	553	271	282	104.1%
Pre-tax pre-provision income (non-GAAP)	3,160	3,147	13	0.4%
Other adjustments:
Securities (gains) losses, net	5	1	4	400.0%
Leveraged lease termination gains, net	(2)	(1)	(1)	(100.0)%
Insurance proceeds (1)	—	(50)	50	100.0%
FDIC insurance special assessment	119	—	119	NM
Salaries and employee benefits—severance charges	31	—	31	NM
Branch consolidation, property and equipment charges	7	3	4	133.3%
Early extinguishment of debt	(4)	—	(4)	NM
Professional, legal and regulatory expenses (1)	1	179	(178)	(99.4)
Total other adjustments	157	132	25	18.9%
Adjusted pre-tax pre-provision income (non-GAAP)	$3,317	$3,279	$38	1.2%

______
NM - Not meaningful
(1) In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Service charges on deposit accounts	$143	$142	$152	$155	$152	$1	0.7%	$(9)	(5.9)%
Card and ATM fees	127	126	130	121	130	1	0.8%	(3)	(2.3)%
Wealth management income	117	112	110	112	108	5	4.5%	9	8.3%
Capital markets income (1)	48	64	68	42	61	(16)	(25.0)%	(13)	(21.3)%
Mortgage income	31	28	26	24	24	3	10.7%	7	29.2%
Commercial credit fee income	27	24	28	26	25	3	12.5%	2	8.0%
Bank-owned life insurance	22	20	19	17	17	2	10.0%	5	29.4%
Market value adjustments on employee benefit assets (2)	12	4	—	(1)	(9)	8	200.0%	21	233.3%
Securities gains (losses), net	(2)	(1)	—	(2)	—	(1)	(100.0)%	(2)	NM
Insurance proceeds (3)	—	—	—	—	50	—	—%	(50)	NM
Other miscellaneous income	55	47	43	40	42	8	17.0%	13	31.0%
Total non-interest income	$580	$566	$576	$534	$600	$14	2.5%	$(20)	(3.3)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Production and sales	$9	$10	$18	$13	$11	$(1)	(10.0)%	$(2)	(18.2)%
Loan servicing	46	42	39	38	42	4	9.5%	4	9.5%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(24)	45	8	(12)	—	(69)	(153.3)%	(24)	NM
MSRs hedge gain (loss)	29	(41)	(12)	9	(6)	70	170.7%	35	NM
MSRs change due to payment decay	(29)	(28)	(27)	(24)	(23)	(1)	(3.6)%	(6)	(26.1)%
MSR and related hedge impact	(24)	(24)	(31)	(27)	(29)	—	—%	5	17.2%
Total mortgage income	$31	$28	$26	$24	$24	$3	10.7%	$7	29.2%

Mortgage production - portfolio	$475	$762	$970	$580	$712	$(287)	(37.7)%	$(237)	(33.3)%
Mortgage production - agency/secondary market	349	408	450	302	314	(59)	(14.5)%	35	11.1%
Total mortgage production	$824	$1,170	$1,420	$882	$1,026	$(346)	(29.6)%	$(202)	(19.7)%

Mortgage production - purchased	90.8%	90.7%	91.3%	88.3%	87.9%
Mortgage production - refinanced	9.2%	9.3%	8.7%	11.7%	12.1%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Investment management and trust fee income	$81	$79	$77	$76	$76	$2	2.5%	$5	6.6%
Investment services fee income	36	33	33	36	32	3	9.1%	4	12.5%
Total wealth management income (4)	$117	$112	$110	$112	$108	$5	4.5%	$9	8.3%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Capital markets income	$48	$64	$68	$42	$61	$(16)	(25.0)%	$(13)	(21.3)%
Less: Valuation adjustments on customer derivatives (5)	(5)	(3)	(9)	(33)	(11)	(2)	(66.7)%	6	54.5%
Capital markets income excluding valuation adjustments	$53	$67	$77	$75	$72	$(14)	(20.9)%	$(19)	(26.4)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Non-Interest Income

($ amounts in millions)	Twelve Months Ended		Year-to-Date Change 12/31/2023 vs. 12/31/2022
	12/31/2023	12/31/2022	Amount	Percent
Service charges on deposit accounts	$592	$641	$(49)	(7.6)%
Card and ATM fees	504	513	(9)	(1.8)%
Wealth management income	451	419	32	7.6%
Capital markets income (1)	222	339	(117)	(34.5)%
Mortgage income	109	156	(47)	(30.1)%
Commercial credit fee income	105	96	9	9.4%
Bank-owned life insurance	78	62	16	25.8%
Market value adjustments on employee benefit assets (2)	15	(45)	60	133.3%
Securities gains (losses), net	(5)	(1)	(4)	(400.0)%
Insurance proceeds (3)	—	50	(50)	(100.0)%
Other miscellaneous income	185	199	(14)	(7.0)%
Total non-interest income	$2,256	$2,429	$(173)	(7.1)%
Mortgage Income

	Twelve Months Ended		Year-to-Date Change 12/31/2023 vs. 12/31/2022
($ amounts in millions)	12/31/2023	12/31/2022	Amount	Percent
Production and sales	$50	$95	$(45)	(47.4)%
Loan servicing	165	137	28	20.4%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	17	127	(110)	(86.6)%
MSRs hedge gain (loss)	(15)	(125)	110	88.0%
MSRs change due to payment decay	(108)	(78)	(30)	(38.5)%
MSR and related hedge impact	(106)	(76)	(30)	(39.5)%
Total mortgage income	$109	$156	$(47)	(30.1)%

Mortgage production - portfolio	$2,787	$4,007	$(1,220)	(30.4)%
Mortgage production - agency/secondary market	1,509	2,339	(830)	(35.5)%
Total mortgage production	$4,296	$6,346	$(2,050)	(32.3)%

Mortgage production - purchased	90.4%	80.0%
Mortgage production - refinanced	9.6%	20.0%
Wealth Management Income

	Twelve Months Ended		Year-to-Date Change 12/31/2023 vs. 12/31/2022
($ amounts in millions)	12/31/2023	12/31/2022	Amount	Percent
Investment management and trust fee income	$313	$297	$16	5.4%
Investment services fee income	138	122	16	13.1%
Total wealth management income (4)	$451	$419	$32	7.6%
Capital Markets Income

	Twelve Months Ended		Year-to-Date Change 12/31/2023 vs. 12/31/2022
($ amounts in millions)	12/31/2023	12/31/2022	Amount	Percent
Capital markets income	$222	$339	$(117)	(34.5)%
Less: Valuation adjustments on customer derivatives (5)	(50)	36	(86)	(238.9)%
Capital markets income excluding valuation adjustments	$272	$303	$(31)	(10.2)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Salaries and employee benefits	$608	$589	$603	$616	$604	$19	3.2%	$4	0.7%
Equipment and software expense	102	107	101	102	102	(5)	(4.7)%	—	—%
Net occupancy expense	71	72	73	73	74	(1)	(1.4)%	(3)	(4.1)%
Outside services	43	39	42	39	41	4	10.3%	2	4.9%
Marketing	31	26	26	27	27	5	19.2%	4	14.8%
Professional, legal and regulatory expenses	19	27	20	19	23	(8)	(29.6)%	(4)	(17.4)%
Credit/checkcard expenses	15	16	15	14	14	(1)	(6.3)%	1	7.1%
FDIC insurance assessments	147	27	29	25	18	120	444.4%	129	NM
Visa class B shares expense	6	5	9	8	7	1	20.0%	(1)	(14.3)%
Early extinguishment of debt	(4)	—	—	—	—	(4)	NM	(4)	NM
Operational losses	29	75	95	13	18	(46)	(61.3)%	11	61.1%
Branch consolidation, property and equipment charges	3	1	1	2	5	2	200.0%	(2)	(40.0)%
Other miscellaneous expenses	115	109	97	89	84	6	5.5%	31	36.9%
Total non-interest expense	$1,185	$1,093	$1,111	$1,027	$1,017	$92	8.4%	$168	16.5%

	Twelve Months Ended		Year-to-Date Change 12/31/2023 vs. 12/31/2022
($ amounts in millions)	12/31/2023	12/31/2022	Amount	Percent
Salaries and employee benefits	$2,416	$2,318	$98	4.2%
Equipment and software expense	412	392	20	5.1%
Net occupancy expense	289	300	(11)	(3.7)%
Outside services	163	157	6	3.8%
Marketing	110	102	8	7.8%
Professional, legal and regulatory expenses	85	263	(178)	(67.7)%
Credit/checkcard expenses	60	66	(6)	(9.1)%
FDIC insurance assessments	228	61	167	273.8%
Visa class B shares expense	28	24	4	16.7%
Early extinguishment of debt	(4)	—	(4)	NM
Operational losses	212	56	156	278.6%
Branch consolidation, property and equipment charges	7	3	4	133.3%
Other miscellaneous expenses	410	326	84	25.8%
Total non-interest expense	$4,416	$4,068	$348	8.6%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The tables below present computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	4Q23 vs. 3Q23		4Q23 vs. 4Q22
Non-interest expense (GAAP)	A	$1,185	$1,093	$1,111	$1,027	$1,017	$92	8.4%	$168	16.5%
Adjustments:
FDIC insurance special assessment		(119)	—	—	—	—	(119)	NM	(119)	NM
Branch consolidation, property and equipment charges		(3)	(1)	(1)	(2)	(5)	(2)	(200.0)%	2	40.0%
Salaries and employee benefits—severance charges		(28)	(3)	—	—	—	(25)	NM	(28)	NM
Early extinguishment of debt		4	—	—	—	—	4	NM	4	NM
Professional, legal and regulatory expenses		(1)	—	—	—	—	(1)	NM	(1)	NM
Adjusted non-interest expense (non-GAAP)	B	$1,038	$1,089	$1,110	$1,025	$1,012	$(51)	(4.7)%	$26	2.6%
Net interest income (GAAP)	C	$1,231	$1,291	$1,381	$1,417	$1,401	$(60)	(4.6)%	$(170)	(12.1)%
Taxable-equivalent adjustment		13	13	12	13	13	—	—%	—	—%
Net interest income, taxable-equivalent basis	D	$1,244	$1,304	$1,393	$1,430	$1,414	$(60)	(4.6)%	$(170)	(12.0)%
Non-interest income (GAAP)	E	$580	$566	$576	$534	$600	$14	2.5%	$(20)	(3.3)%
Adjustments:
Securities (gains) losses, net		2	1	—	2	—	1	100.0%	2	NM
Leveraged lease termination gains		(1)	—	—	(1)	—	(1)	NM	(1)	NM
Insurance proceeds (1)		—	—	—	—	(50)	—	NM	50	100.0%
Adjusted non-interest income (non-GAAP)	F	$581	$567	$576	$535	$550	$14	2.5%	$31	5.6%
Total revenue	C+E=G	$1,811	$1,857	$1,957	$1,951	$2,001	$(46)	(2.5)%	$(190)	(9.5)%
Adjusted total revenue (non-GAAP)	C+F=H	$1,812	$1,858	$1,957	$1,952	$1,951	$(46)	(2.5)%	$(139)	(7.1)%
Total revenue, taxable-equivalent basis	D+E=I	$1,824	$1,870	$1,969	$1,964	$2,014	$(46)	(2.5)%	$(190)	(9.4)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,825	$1,871	$1,969	$1,965	$1,964	$(46)	(2.5)%	$(139)	(7.1)%
Efficiency ratio (GAAP) (2)	A/I	65.0%	58.5%	56.4%	52.3%	50.5%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	56.9%	58.2%	56.4%	52.2%	51.6%
Fee income ratio (GAAP) (2)	E/I	31.8%	30.3%	29.3%	27.2%	29.8%
Adjusted fee income ratio (non-GAAP) (2)	F/J	31.8%	30.3%	29.3%	27.2%	28.0%
________
NM - Not Meaningful
(1) The Company received an insurance reimbursement in the fourth quarter of 2022 related to a previously settled matter with the Consumer Financial Protection Bureau.
(2) Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue (continued)

		Twelve Months Ended December 31
($ amounts in millions)		2023	2022	2023 vs. 2022
Non-interest expense (GAAP)	A	$4,416	$4,068	$348	8.6%
Adjustments:
FDIC insurance special assessment		(119)	—	(119)	NM
Branch consolidation, property and equipment charges		(7)	(3)	(4)	(133.3)%
Salaries and employee benefits—severance charges		(31)	—	(31)	NM
Early extinguishment of debt		4	—	4	NM
Professional, legal and regulatory expenses (1)		(1)	(179)	178	99.4%
Adjusted non-interest expense (non-GAAP)	B	$4,262	$3,886	$376	9.7%
Net interest income (GAAP)	C	$5,320	$4,786	$534	11.2%
Taxable-equivalent adjustment		51	47	4	8.5%
Net interest income, taxable-equivalent basis	D	$5,371	$4,833	$538	11.1%
Non-interest income (GAAP)	E	$2,256	$2,429	$(173)	(7.1)%
Adjustments:
Securities (gains) losses, net		5	1	4	400.0%
Leveraged lease termination gains		(2)	(1)	(1)	(100.0)%
Insurance proceeds (1)		—	(50)	50	100.0%
Adjusted non-interest income (non-GAAP)	F	$2,259	$2,379	$(120)	(5.0)%
Total revenue	C+E= G	$7,576	$7,215	$361	5.0%
Adjusted total revenue (non-GAAP)	C+F=H	$7,579	$7,165	$414	5.8%
Total revenue, taxable-equivalent basis	D+E=I	$7,627	$7,262	$365	5.0%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$7,630	$7,212	$418	5.8%
Operating leverage ratio (GAAP) (2)	I-A				(3.5)%
Adjusted operating leverage ratio (non-GAAP) (2)	J-B				(3.9)%
Efficiency ratio (GAAP) (2)	A/I	57.9%	56.0%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	55.9%	53.9%
Fee income ratio (GAAP) (2)	E/I	29.6%	33.5%
Adjusted fee income ratio (non-GAAP) (2)	F/J	29.6%	33.0%
______
NM - Not Meaningful
(1)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratios

The table below provides a calculation of “return on average tangible common shareholders’ equity” (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, average preferred stock and average accumulated other comprehensive income (AOCI). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY*
Net income available to common shareholders (GAAP)	A	$367	$465	$556	$588	$660
Average shareholders' equity (GAAP)		$16,274	$16,468	$16,892	$16,457	$15,442
Less:
Average intangible assets (GAAP)		5,944	5,955	5,966	5,977	5,996
Average deferred tax liability related to intangibles (GAAP)		(109)	(106)	(104)	(103)	(105)
Average preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Average tangible common shareholders' equity (non-GAAP)	B	$8,780	$8,960	$9,371	$8,924	$7,892
Less: Average AOCI, after tax		(3,925)	(3,684)	(2,936)	(3,081)	(3,535)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$12,705	$12,644	$12,307	$12,005	$11,427
Return on average tangible common shareholders' equity (non-GAAP) (1)	A/B	16.57%	20.58%	23.82%	26.70%	33.20%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	A/C	11.45%	14.58%	18.14%	19.85%	22.91%

		Year Ended
($ amounts in millions)		2023	2022
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	D	$1,976	$2,146
Average shareholders' equity (GAAP)		$16,522	$16,503
Less:
Average intangible assets (GAAP)		5,960	6,023
Average deferred tax liability related to intangibles (GAAP)		(106)	(103)
Average preferred stock (GAAP)		1,659	1,659
Average tangible common shareholders' equity (non-GAAP)	E	$9,009	$8,924
Less: Average AOCI, after tax		(3,410)	(2,021)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	F	$12,419	$10,945
Return on average tangible common shareholders' equity (non-GAAP) (1)	D/E	21.93%	24.05%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	D/F	15.91%	19.61%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$17,429	$16,100	$16,639	$16,883	$15,947
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,938	5,949	5,959	5,971	5,982
Deferred tax liability related to intangibles (GAAP)		(112)	(108)	(106)	(104)	(103)
Tangible common shareholders’ equity (non-GAAP)	B	$9,944	$8,600	$9,127	$9,357	$8,409
Total assets (GAAP)	C	$152,194	$153,624	$155,656	$154,135	$155,220
Less:
Intangible assets (GAAP)		5,938	5,949	5,959	5,971	5,982
Deferred tax liability related to intangibles (GAAP)		(112)	(108)	(106)	(104)	(103)
Tangible assets (non-GAAP)	D	$146,368	$147,783	$149,803	$148,268	$149,341
Shares outstanding—end of quarter	E	924	939	939	935	934
Total equity to total assets (GAAP) (1)	A/C	11.45%	10.48%	10.69%	10.95%	10.27%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	6.79%	5.82%	6.09%	6.31%	5.63%
Tangible common book value per share (non-GAAP) (1)	B/E	$10.77	$9.16	$9.72	$10.01	$9.00
____
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Components:
Beginning allowance for loan losses (ALL)	$1,547	$1,513	$1,472	$1,464	$1,418
Cumulative change in accounting guidance (1)	—	—	—	(38)	—
Beginning allowance for loan losses (ALL), as adjusted for change in accounting guidance	$1,547	$1,513	$1,472	$1,426	$1,418

Loans charged-off:
Commercial and industrial	41	53	52	49	38
Commercial real estate mortgage—owner-occupied	1	1	—	—	1
Total commercial	42	54	52	49	39
Commercial investor real estate mortgage	—	—	—	—	5
Total investor real estate	—	—	—	—	5
Residential first mortgage	—	—	1	—	—
Home equity—lines of credit	—	1	1	1	1
Home equity—closed-end	—	1	—	—	—
Consumer credit card	14	14	12	12	11
Other consumer—exit portfolios (2)	39	3	3	5	4
Other consumer	54	51	43	38	33
Total consumer	107	70	60	56	49
Total	149	124	112	105	93

Recoveries of loans previously charged-off:
Commercial and industrial	7	12	21	10	10
Commercial real estate mortgage—owner-occupied	1	1	—	—	1
Total commercial	8	13	21	10	11
Commercial investor real estate mortgage	—	—	—	—	1
Total investor real estate	—	—	—	—	1
Residential first mortgage	—	—	1	—	1
Home equity—lines of credit	1	1	2	3	3
Home equity—closed-end	—	1	—	—	—
Consumer credit card	2	3	1	2	2
Other consumer—exit portfolios	1	—	1	1	1
Other consumer	5	5	5	6	5
Total consumer	9	10	10	12	12
Total	17	23	31	22	24

Net charge-offs (recoveries):
Commercial and industrial	34	41	31	39	28
Commercial real estate mortgage—owner-occupied	—	—	—	—	—
Total commercial	34	41	31	39	28
Commercial investor real estate mortgage	—	—	—	—	4
Total investor real estate	—	—	—	—	4
Residential first mortgage	—	—	—	—	(1)
Home equity—lines of credit	(1)	—	(1)	(2)	(2)
Home equity—closed-end	—	—	—	—	—
Consumer credit card	12	11	11	10	9
Other consumer—exit portfolios	38	3	2	4	3
Other consumer	49	46	38	32	28
Total consumer	98	60	50	44	37
Total	132	101	81	83	69

Provision for loan losses (2)	161	135	122	129	115
Ending allowance for loan losses (ALL)	1,576	1,547	1,513	1,472	1,464
Beginning reserve for unfunded credit commitments	130	120	124	118	121
Provision for (benefit from) unfunded credit losses	(6)	10	(4)	6	(3)
Ending reserve for unfunded commitments	124	130	120	124	118
Allowance for credit losses (ACL) at period end	$1,700	$1,677	$1,633	$1,596	$1,582

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release

Credit Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Net loan charge-offs as a % of average loans, annualized (3):
Commercial and industrial	0.26%	0.31%	0.24%	0.31%	0.22%
Commercial real estate mortgage—owner-occupied	(0.02)%	0.04%	0.01%	(0.02)%	(0.02)%
Commercial real estate construction—owner-occupied	(0.01)%	(0.01)%	(0.27)%	(0.05)%	(0.02)%
Total commercial	0.24%	0.29%	0.22%	0.28%	0.19%
Commercial investor real estate mortgage	(0.01)%	(0.01)%	—%	—%	0.27%
Commercial investor real estate construction	—%	—%	(0.04)%	—%	(0.01)%
Total investor real estate	(0.01)%	—%	(0.01)%	—%	0.21%
Residential first mortgage	—%	—%	—%	—%	(0.03)%
Home equity—lines of credit	(0.05)%	(0.07)%	(0.08)%	(0.22)%	(0.22)%
Home equity—closed-end	(0.02)%	(0.02)%	—%	(0.03)%	(0.02)%
Consumer credit card	3.98%	3.48%	3.38%	3.47%	2.94%
Other consumer—exit portfolios (2)	135.63%	3.14%	2.56%	2.69%	2.46%
Other consumer	3.13%	2.99%	2.55%	2.26%	2.08%
Total consumer	1.18%	0.71%	0.62%	0.55%	0.48%
Total	0.54%	0.40%	0.33%	0.35%	0.29%
Non-performing loans, excluding loans held for sale	$805	$642	$492	$554	$500
Non-performing loans held for sale	3	2	1	1	3
Non-performing loans, including loans held for sale	808	644	493	555	503
Foreclosed properties	15	15	15	15	13
Non-performing assets (NPAs)	$823	$659	$508	$570	$516
Loans past due > 90 days (4)	$171	$140	$131	$128	$208
Criticized loans—business (5)	$4,659	$4,167	$4,039	$3,725	$3,149
Credit Ratios (3):
ACL/Loans, net	1.73%	1.70%	1.65%	1.63%	1.63%
ALL/Loans, net	1.60%	1.56%	1.53%	1.50%	1.51%
Allowance for credit losses to non-performing loans, excluding loans held for sale	211%	261%	332%	288%	317%
Allowance for loan losses to non-performing loans, excluding loans held for sale	196%	241%	308%	266%	293%
Non-performing loans, excluding loans held for sale/Loans, net	0.82%	0.65%	0.50%	0.56%	0.52%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.84%	0.67%	0.51%	0.58%	0.53%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (4)	1.01%	0.81%	0.64%	0.71%	0.75%
(1)Regions adopted accounting guidance on January 1, 2023 that removed the definition of troubled debt restructurings and replaced it with modifications to borrowers experiencing financial difficulty. The Company recorded the cumulative effect of the change in accounting guidance as an increase in retained earnings and a reduction in deferred tax assets.
(2)In the fourth quarter of 2023, the Company sold substantially all of its portfolio of a third party relationship with an associated allowance of $27 million at the time of the sale. As shown in the table below, there was a $35 million fair value mark recorded through charge-offs, which resulted in a net provision expense of $8 million associated with the sale.
(3)Amounts have been calculated using whole dollar values.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 24 for amounts related to these loans.
(5)Business represents the combined total of commercial and investor real estate loans.

Allowance for Credit Losses
	Year Ended December 31
($ amounts in millions)	2023	2022
Balance at January 1, as adjusted for change in accounting guidance	$1,544	$1,574
Net charge-offs	397	263
Provision for loan losses	547	248
Provision for unfunded credit losses	6	23
Balance at end of year	$1,700	$1,582

Adjusted Net Charge-offs and Ratio (non-GAAP)
In the fourth quarter of 2023, the Company made the decision to sell substantially all of a loan portfolio associated with a third party relationship. At the end of the third quarter of 2022, the Company made the strategic decision to sell certain unsecured consumer loans. For both of these transactions, the loans were marked to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended					For the Year Ended
($ amounts in millions)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	2023	2022
Net loan charge-offs (GAAP)	$132	$101	$81	$83	$69	$397	$263
Less: charge-offs associated with the sale of loans	35	—	—	—	—	35	63
Adjusted net loan charge-offs (non-GAAP)	$97	$101	$81	$83	$69	$362	$200
Net loan charge-offs as a % of average loans, annualized (GAAP) (1)	0.54%	0.40%	0.33%	0.35%	0.29%	0.40%	0.29%
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.39%	0.40%	0.33%	0.35%	0.29%	0.37%	0.22%
______

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
(1)     Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2023		9/30/2023		6/30/2023		3/31/2023		12/31/2022
Commercial and industrial	$471	0.93%	$361	0.70%	$297	0.57%	$385	0.74%	$347	0.68%
Commercial real estate mortgage—owner-occupied	36	0.74%	43	0.90%	34	0.72%	34	0.68%	29	0.58%
Commercial real estate construction—owner-occupied	8	3.12%	10	3.50%	5	1.60%	6	1.85%	6	1.93%
Total commercial	515	0.92%	414	0.73%	336	0.59%	425	0.74%	382	0.68%
Commercial investor real estate mortgage	233	3.53%	169	2.63%	98	1.51%	67	1.06%	53	0.83%
Total investor real estate	233	2.63%	169	1.94%	98	1.14%	67	0.80%	53	0.63%
Residential first mortgage	22	0.11%	24	0.12%	24	0.12%	26	0.14%	31	0.16%
Home equity—lines of credit	29	0.89%	29	0.91%	28	0.84%	30	0.90%	28	0.79%
Home equity—closed-end	6	0.23%	6	0.23%	6	0.24%	6	0.23%	6	0.24%
Total consumer	57	0.17%	59	0.18%	58	0.17%	62	0.19%	65	0.20%
Total non-performing loans	$805	0.82%	$642	0.65%	$492	0.50%	$554	0.56%	$500	0.52%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2023		9/30/2023		6/30/2023		3/31/2023		12/31/2022
Commercial and industrial	$64	0.12%	$52	0.10%	$55	0.10%	$47	0.09%	$56	0.11%
Commercial real estate mortgage—owner-occupied	5	0.10%	7	0.14%	4	0.09%	7	0.14%	9	0.18%
Commercial real estate construction—owner-occupied	1	0.48%	—	—%	—	—%	—	—%	—	—%
Total commercial	70	0.12%	59	0.10%	59	0.10%	54	0.09%	65	0.12%
Commercial investor real estate mortgage	—	—%	115	1.78%	1	0.01%	1	0.01%	—	—%
Total investor real estate	—	—%	115	1.31%	1	0.01%	1	0.01%	—	—%
Residential first mortgage—non-guaranteed (1)	106	0.53%	95	0.48%	83	0.42%	74	0.39%	86	0.47%
Home equity—lines of credit	27	0.84%	33	1.02%	28	0.85%	28	0.83%	30	0.85%
Home equity—closed-end	14	0.57%	11	0.46%	10	0.43%	10	0.38%	11	0.44%
Consumer credit card	19	1.43%	18	1.43%	16	1.28%	15	1.24%	16	1.26%
Other consumer—exit portfolios	3	5.86%	6	1.71%	6	1.54%	7	1.38%	10	1.75%
Other consumer	91	1.47%	80	1.30%	79	1.32%	69	1.18%	67	1.18%
Total consumer (1)	260	0.92%	243	0.85%	222	0.78%	203	0.74%	220	0.82%
Total accruing 30-89 days past due loans (1)	$330	0.34%	$417	0.42%	$282	0.29%	$258	0.26%	$285	0.29%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2023		9/30/2023		6/30/2023		3/31/2023		12/31/2022
Commercial and industrial	$11	0.02%	$13	0.02%	$10	0.02%	$23	0.04%	$30	0.06%
Commercial real estate mortgage—owner-occupied	—	0.01%	1	0.01%	1	0.02%	—	0.01%	1	0.02%
Total commercial	11	0.02%	14	0.02%	11	0.02%	23	0.04%	31	0.05%
Commercial investor real estate mortgage	23	0.35%	—	—%	—	—%	—	—%	40	0.63%
Total investor real estate	23	0.26%	—	—%	—	—%	—	—%	40	0.48%
Residential first mortgage—non-guaranteed (2)	61	0.31%	58	0.30%	53	0.28%	47	0.25%	47	0.26%
Home equity—lines of credit	20	0.62%	16	0.49%	19	0.56%	17	0.50%	15	0.44%
Home equity—closed-end	7	0.30%	7	0.29%	8	0.31%	8	0.36%	8	0.33%
Consumer credit card	20	1.45%	17	1.37%	15	1.26%	15	1.20%	15	1.19%
Other consumer—exit portfolios	—	0.81%	1	0.18%	1	0.18%	1	0.18%	1	0.19%
Other consumer	29	0.46%	27	0.44%	24	0.40%	17	0.30%	17	0.29%
Total consumer (2)	137	0.51%	126	0.45%	120	0.43%	105	0.42%	103	0.42%
Total accruing 90+ days past due loans (2)	$171	0.17%	$140	0.14%	$131	0.13%	$128	0.13%	$174	0.18%

Total delinquencies (1) (2)	$501	0.51%	$557	0.57%	$413	0.42%	$386	0.39%	$459	0.47%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $46 million at 12/31/2023, $43 million at 9/30/2023, $36 million at 6/30/2023, $37 million at 3/31/2023, and $46 million at 12/31/2022.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $34 million at 12/31/2023, $23 million at 9/30/2023, $24 million at 6/30/2023, $30 million at 3/31/2023, and $34 million at 12/31/2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Changing interest rates could negatively impact the value of our portfolio of investment securities.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•The effects of social media on market perceptions of us and banks generally.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2023 Earnings Release
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.